EXHIBIT 99.2

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS
(Unaudited)
(In millions except per share amounts)

	Three months ended
	January 31,	October 31,	January 31,
	2009	2008(c)	2008(c)

Net revenue	$28,800	$33,603	$28,467

Costs and expenses(a):
Cost of sales	22,069	25,853	21,444
Research and development	732	842	898
Selling, general and administrative	2,893	3,506	3,296
Amortization of purchased intangible assets	412	337	206
In-process research and development charges	6	32	--
Restructuring charges	146	251	10
Acquisition-related charges	48	41	--
Total costs and expenses	26,306	30,862	25,854

Earnings from operations	2,494	2,741	2,613

Interest and other, net	(232)	(98)	72

Earnings before taxes	2,262	2,643	2,685

Provision for taxes(b)	408	531	552

Net earnings	$1,854	$2,112	$2,133

Net earnings per share:
Basic	$0.77	$0.87	$0.83
Diluted	$0.75	$0.84	$0.80

Cash dividends declared per share	$0.16	$--	$0.16

Weighted-average shares used to compute net earnings per share:
Basic	2,410	2,440	2,560
Diluted	2,464	2,516	2,655

(a) Stock-based compensation expense included under SFAS 123(R) was as follows:
Cost of sales	$52	$46	$36
Research and development	17	17	20
Selling, general and administrative	85	94	101
Acquisition-related charges	6	--	--
Total costs and expenses	$160	$157	$157

(b) Tax benefit from stock-based compensation	$(48)	$(37)	$(47)

(c) Certain pursuit-related costs previously reported as Cost of sales have been realigned retroactively to Selling, general and administrative expenses due to the organizational realignments occurring within HP's service offerings portfolio.

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
CONSOLIDATED CONDENSED BALANCE SHEETS
(In millions)

	January 31,	October 31,
	2009	2008
	(unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$11,189	$10,153
Short-term investments	66	93
Accounts receivable	14,769	16,928
Financing receivables	2,316	2,314
Inventory	7,629	7,879
Other current assets	12,912	14,361

Total current assets	48,881	51,728

Property, plant and equipment	10,774	10,838

Long-term financing receivables and other assets	10,111	10,468

Goodwill and purchased intangible assets	39,868	40,297

Total assets	$109,634	$113,331

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Notes payable and short-term borrowings	$10,199	$10,176
Accounts payable	11,231	14,138
Employee compensation and benefits	2,951	4,159
Taxes on earnings	699	869
Deferred revenue	6,591	6,287
Other accrued liabilities	15,316	17,310

Total current liabilities	46,987	52,939

Long-term debt	10,259	7,676
Other liabilities	12,801	13,774

Stockholders' equity	39,587	38,942

Total liabilities and stockholders' equity	$109,634	$113,331

HEWLETT-PACKARD COMPANY AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)
(In millions)

	Three months ended
	January 31,	October 31,	January 31,
	2009	2008(a)	2008(a)

Net revenue:

Enterprise Storage and Servers	$3,948	$5,059	$4,820
Services	8,746	8,277	4,052
HP Software	878	1,148	947
Technology Solutions Group	13,572	14,484	9,819
Personal Systems Group	8,787	11,179	10,791
Imaging and Printing Group	5,981	7,572	7,357
HP Financial Services	636	691	642
Corporate Investments	196	246	218
Total Segments	29,172	34,172	28,827
Eliminations of intersegment net revenue and other	(372)	(569)	(360)

Total HP Consolidated	$28,800	$33,603	$28,467

Earnings from operations:

Enterprise Storage and Servers	$405	$705	$673
Services	1,123	945	499
HP Software	140	211	49
Technology Solutions Group	1,668	1,861	1,221
Personal Systems Group	435	616	628
Imaging and Printing Group	1,105	1,155	1,142
HP Financial Services	41	51	43
Corporate Investments	(19)	9	8
Total Segments	3,230	3,692	3,042

Corporate and unallocated costs and eliminations	24	(153)	(89)
Unallocated costs related to stock-based
compensation expense	(148)	(137)	(124)
Amortization of purchased intangible assets	(412)	(337)	(206)
In-process research and development charges	(6)	(32)	--
Restructuring charges	(146)	(251)	(10)
Acquisition-related charges	(48)	(41)	--
Interest and other, net	(232)	(98)	72

Total HP Consolidated Earnings Before Taxes	$2,262	$2,643	$2,685

(a)     Certain fiscal 2009 organizational reclassifications have been reflected retroactively to provide improved visibility and comparability. For each of the quarters in fiscal year 2008, the reclassifications resulted in the transfer of revenue and operating profit among the Services, HP Software and Imaging and Printing Group financial reporting segments. In addition, certain previously allocated costs were reclassified to unallocated costs related to stock-based compensation expense. There was no impact on the previously reported financial results for the Enterprise Storage and Servers, Personal Systems Group, HP Financial Services and Corporate Investments segments.